
<ARTICLE> 5
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          NOV-30-1995
<PERIOD-START>                             DEC-01-1994
<PERIOD-END>                               FEB-28-1995
<EXCHANGE-RATE>                                      1
<CASH>                                          35,253
<SECURITIES>                                   107,975<F1>
<RECEIVABLES>                                  204,168
<ALLOWANCES>                                         0
<INVENTORY>                                  1,037,528
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               1,473,279
<CURRENT-LIABILITIES>                                0
<BONDS>                                        368,148<F2>
<COMMON>                                        32,382
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      1,300
<OTHER-SE>                                     366,522
<TOTAL-LIABILITY-AND-EQUITY>                 1,473,279
<SALES>                                        224,377
<TOTAL-REVENUES>                               229,832
<CGS>                                          187,201
<TOTAL-COSTS>                                  191,173<F3>
<OTHER-EXPENSES>                                32,737<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               5,641
<INCOME-PRETAX>                                    685
<INCOME-TAX>                                       250
<INCOME-CONTINUING>                                435
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       435
<EPS-PRIMARY>                                     0.01
<EPS-DILUTED>                                        0<F5>

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses.
<F5>Fully diluted earnings per share is not disclosed in the Company's consolidated financial statements since the maximum dilutive effect is not material.

